EXHIBIT 5.1

Perkins Coie LLP

1120 NW Couch Ave, 10th floor

Portland, OR 97209

PHONE: 503-727-2000

FAX: 503-727-2222

www.perkinscoie.com

August 17, 2007

Merix Corporation

15725 SW Greystone Court, Suite 200

Beaverton, Oregon 97006

Re:	Registration Statement on Form S-8 of Shares of Common Stock,
no par value, of Merix Corporation

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to an aggregate of up to 3,315,477 shares of common stock, no par value, of Merix Corporation (the “Shares”), up to 1,315,477 of which may be issued pursuant to Merix Corporation’s 2006 Equity Incentive Plan (the “2006 Plan”), and up to 2,000,000 of which may be issued pursuant to Merix Corporation’s 2000 Nonqualified Stock Option Plan (the “2000 Plan”, and together with the 2006 Plan, the “Plans”).

We have examined the Registration Statement and such documents and records of Merix Corporation as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Shares issued by the Company pursuant to the Plans, upon the registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the applicable Plan, and the receipt of consideration for such Shares in accordance with the terms of the applicable Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP